EXHIBIT 1

ADMINISTRATIVE SERVICES AGREEMENT

BETWEEN XRG, INC., XRG G&A, INC.
AND
R & R, EXPRESS, INC.
AND
RICHARD FRANCIS

     THIS ADMINISTRATIVE SERVICES AGREEMENT (hereinafter called the “Agreement”) is effective as of April 1, 2005 by and among XRG, INC. and XRG G&A, INC. (hereinafter called “XRG”), R & R EXPRESS, INC. (hereinafter called “R&R”) and RICHARD FRANCIS (hereinafter called “Francis”).

RECITALS:

A. XRG and its subsidiaries have entered into several Terminal Agreements with trucking companies and intend to enter into similar additional agreements in the future;

B. Pursuant to the Terminal Agreements, XRG and its subsidiaries are obligated to provide certain services;

C. It is the desire and intent of the parties that R&R render certain of the administrative and clerical services required to be provided by XRG under the Terminal Agreements and certain other services required (hereinafter called “Services”) on behalf of XRG and its subsidiaries under the terms and conditions stated herein.

D. It is also the desire and intent of the parties that Francis serve as Interim Chief Executive Officer of XRG and President of its wholly-owned subsidiary, XRG G&A, Inc.

     NOW THEREFORE, in consideration of the mutual covenants, conditions and terms set forth herein, XRG and R&R agree as follows:

ARTICLE I
RESERVATION OF RESPONSIBILITIES/DUTIES OF XRG

1.1 Notwithstanding any other provisions of this Agreement to the contrary, it is expressly understood that XRG is the carrier of record and insurer of all freight subject to the Terminal Agreements. All invoicing, bills of lading and other documents evidencing liability, ownership or legal obligations shall be the responsibility of XRG. XRG shall have the right to establish all pricing policies under the Terminal Agreements. XRG shall have the risk of loss as it relates to the ultimate collection of accounts receivable and uninsured cargo losses. XRG shall be the primary obligor with customers pursuant to the Terminal Agreements. It is understood that XRG is the duly licensed common and contract carrier of general commodities operated by and pursuant to the authority of the Federal Highway Administration and applicable Public Utility Commissions of the states.

ARTICLE II
SERVICES

2.1 During the term of this Agreement, R&R shall provide Services to XRG. A general description of the Services that may be provided by R&R to XRG, which may be modified from time to time, is set forth below:

(i)	collect and deposit all line haul revenues and other revenues for the benefit of XRG;

(ii)	manage presently available funding for COMDATA, T-Check (or their successors) on an as-needed, when-requested basis;

(iii)	process payments (in presently available funds) to drivers;

(iv)	pay when due all requisite liability and cargo insurance premiums in accordance with customary and historical coverage amounts and to keep and maintain such coverage in full force and effect at all times during the term of this Agreement;

(v)	administer and implement funding program of license/tag fees (subject to driver agreements to refund such expenses to equal settlement payment deductions over a 12-week period);

(vi)	process payments of commissions in presently available funds in accordance with a commission schedule in each of the Terminal Agreements for which XRG act as an agent;

(vii)	manage all account payable functions other than XRG home office expenses, including, but not limited to, payment of debt service obligations of XRG as set forth on Exhibit “A” and payables related to the maintenance and repair of equipment;

(viii)	manage payroll, including withholding obligations;

(ix)	negotiate the terms of insurance agreements and make recommendations to XRG regarding the most suitable policies;

(x)	manage and monitor the activities of XRG agents;

(xi)	prepare and monitor the collection of invoices;

(xii)	collect, record accounts receivable and the application of cash receipts;

(xiii)	coordinate, implement and oversee safety compliance and compliance with all other applicable laws, rules and regulations governing the business of XRG;

(xiv)	when necessary, perform credit analysis reviews;

(xv)	manage the MIS and IT functions, including payment of applicable software licenses, including absorbing the salaries of Gary Walborne and other IT personnel that may be utilized by R&R in connection with the performance of obligations under this Agreement;

(xvi)	process truck driver advances, contractor settlements and agent commissions;

(xvii)	maintain full and complete books and records on XRG’s designated operating system related to the activities of XRG;

(xviii)	manage and administer a compliance program for state and local taxes, excise fee, use fee, assessments and other charges; and

(xix)	perform such other activities as are reasonably necessary for the day to day operations of XRG.

2.2 R&R shall perform the Services in a timely and efficient manner, in accordance with all applicable laws, regulations and ordinances, and shall assign to each of the Services substantially the same priority as assigned to services of like category performed in its own operations.

2.3 In connection with the Services provided, each party will:

(a)	coordinate with the other party on the level of Services to be provided and in sharing information on business changes affecting the level of Services to be provided;

(b)	measure and regularly report to the other party the Services provided, the level at which the Services are provided and the performance levels achieved;

(c)	participate in planning meetings with the other party and assist in the development of accurate demand forecasts;

(d)	provide timely notification of significant changes in the conduct of its business that will impact the specific workload of the party providing the Services; and

(e)	provide timely feedback on performance to the party providing the Services so that improvements can be implemented as necessary.

2.4 R&R hereby covenants and agrees that it shall, during the term of this Agreement, perform the Services. R&R covenants and agrees that it shall maintain accurate records and accounts of all transactions relating to the Services performed pursuant to this Agreement. Such records and accounts shall contain such information as would normally be examined by an independent accountant in performing a complete audit pursuant to United States generally accepted auditing standards for the purpose of certifying financial statements, and as would normally be required by a government taxing authority in order to verify provision of the Services.

ARTICLE III
TERM

3.1 The term of this Agreement shall commence as of April 1, 2005, and shall continue until the close of business on March 31, 2006, at which time the term will automatically be extended on a month to month basis. Each party shall have the right to terminate this Agreement prior to March 31, 2006 by providing the other party at least forty-five (45) days’ notice of its intent to terminate.

ARTICLE IV
COMPENSATION

4.1 Except as described in Section 4.7 and as described below for brokered freight, in consideration for the Services, XRG shall pay to R&R during the term of this Agreement an administrative services fee (the “Services Fee”) in an amount equal to twelve (12%) percent of line haul revenue (excluding pass throughs) for all agents except for J. Bently Companies, Inc., for which the Services Fee shall be an amount equal to thirteen (13%) of line haul revenue (excluding pass throughs). The Services Fee shall be paid on a weekly basis on Monday of each week based upon line haul revenues for the prior week. It is understood that R&R will pay itself based upon the difference between the Services Fee less the actual costs incurred or accrued by R&R for the Services. Payment of the Services Fee shall commence on April 11, 2005 and continue on each subsequent Monday during the term of this Agreement. On each such date, R&R shall be authorized to transfer an amount equal to the Services Fee from XRG’s bank account to the bank account of R&R.

     For brokered freight the Service Fee shall equal seventy percent (70%) of the gross margin from such brokered freight business. Gross margin is defined to mean gross revenues less the cost of purchased transportation less terminal and other commissions.

4.2 XRG agrees to issue R&R options to acquire 100,000 shares of its common stock at exercise price of $.01 per share. These options expire April 1, 2010. 50,000 of such options shall be exercisable immediately. The remaining options to acquire 50,000 shares shall vest 5,000 shares per month for each month that this Agreement stays in full force and effect until all 50,000 remaining options are vested.

4.3 In the event, any line haul revenues upon which Services Fee are charged are determined to be uncollectible, which is defined to mean failure to collect within one hundred (100) days of the date invoiced, then an appropriate credit shall be given to the next proceeding Services Fee invoice equal to the amount of Services Fee revenues charged in connection with such uncollected receivables. Notwithstanding the foregoing, it is expressly acknowledged that XRG shall still assume the credit risk for such uncollected receivables and R&R will have no liability or obligation to reimburse XRG for such uncollected receivables. It is expressly understood that XRG has the credit risk of loss for all unpaid accounts and invoices.

4.4 As of April 1, 2005, R&R shall bear all of its own costs and expenses associated with performing its obligations under this Agreement and shall pay from the Services Fee the salaries of all XRG, G&A employees located in the Pittsburgh, Pennsylvania office of XRG, G&A. It is the intent of this provision that any XRG, G&A, Inc. employees remaining after April 1, 2005 shall be a credit against the Services Fee due R&R under this Agreement. By way of example, and not limitation, such salaries would include the salaries of Larry Barry, Gary Walborne, Richard Francis and safety personnel (wherever located). In addition, the parties agree that one-half (1/2) of the salary of Rose Putman, located in the Clearwater, Florida office shall be a credit against the Services Fee payable to R&R. XRG will provide R&R a weekly accounting of all salaries and related payroll costs and benefits associated with such employees and R&R will deduct the costs of such salaries and employee benefits from the weekly administrative Services Fee due under this Agreement. It is also understood that the personnel costs, salaries and benefits of the Sweetwater, Tennessee safety personnel office including Robert Bellar, Ray Larkins, Rita Bellman and Sherry Long will be a credit against the Services Fee due to R&R under this Agreement.

4.5 XRG and R&R acknowledge that certain savings in the operating costs of XRG may be realized as a result of the efforts of one or both of them. XRG and R&R agree that any cost savings resulting from the efforts of R&R will inure to the benefit of R&R and any cost savings resulting from the efforts of XRG will inure to the benefit of XRG. In this regard, it is understood that any reductions in interest rate charges, or rates, including a reduction in the seven percent (7%) over prime rate charged by CAPCO Financial Company or the Barron Financial, LLP notes interest rates or reductions in finance charges or monthly payment terms that are obtained through the efforts of XRG shall inure to the benefit of XRG. Likewise, if R&R obtains reduced insurance premiums through the administration of a more efficient safety program under R&R supervision, then such insurance savings premiums will inure to the benefit of R&R. However, no adjustments will be made to the Services Fee if such adjustments would result in XRG receiving less than three percent (3%) of the line haul revenue (or thirty percent (30%) of the brokerage freight gross margin) upon which the Services Fee are recognized pursuant to Section 4.1.

4.6 R&R shall provide XRG with a statement of account in a form mutually agreed to by the parties, on a weekly basis for the Services provided. Each statement of account shall be provided concurrent with withdrawal of funds by R&R for payment of the Services Fee. If XRG disputes a charge, it shall provide notice to R&R party of the disputed charge within fifteen (15) days of receipt of the statement of account and the parties shall negotiate in good faith for a resolution of the disputed charge.

4.7 In the event that XRG elects to reduce the scope of one or more Services or eliminates one or more Services in its entirety, the Services Fees shall be reduced to reflect the reduction or elimination of those Services, based upon mutual agreement of XRG and R&R, from and after the effective date thereof.

4.8 The parties understand that Carolina Truck Connection, Inc. (“CTC”) currently operates as an asset-based carrier. It is the intent of the parties to compensate R&R as if CTC was operated on an agency basis. Any margins generated by CTC under eighty-five percent (85%) will be shared equally between R&R and XRG.

ARTICLE V
AGREEMENT TO SERVE AS OFFICER

5.1 XRG hereby engages Francis to serve as its Chief Executive Officer and Francis hereby agrees to serve in such capacity. XRG further hereby engages Francis to serve as President of its wholly-owned subsidiaries, XRG G&A, Inc. and XRG Logistics, Inc. and Francis hereby agrees to so serve. Francis will devote his best efforts to XRG and will make his time available as requested by XRG. Francis acknowledges he will be required to exert significant time and effort on behalf of XRG. XRG acknowledges that Francis is also engaged as President of R&R Express and other affiliated carriers. XRG agrees that Francis will receive a salary to One Hundred Fifty Thousand Dollars ($150,000) per year from XRG G&A as compensation for his serving as President of XRG, XRG G&A and XRG Logistics. The salary of Francis will be considered a credit against the Services Fee payable to R&R. Francis shall be paid at the same times as other regularly engaged employees of XRG. Francis shall also be entitled to participate in the normal employee benefits offered to other XRG employees. In the event of termination of this Agreement prior to its one (1) year term, Francis shall be paid his salary through the date of this Agreement’s termination. Travel and related expenses performed at the request of XRG shall be reimbursed to Francis.

5.2 The term of his engagement to service as an officer of XRG and XRG G&A, Inc. shall be at will.

5.3 In consideration for acceptance of the positions, XRG agrees to grant Francis options to purchase 100,000 shares of XRG common stock at a price of $.01 per share. Such options will be exercisable at any time on or before April 1, 2010 and shall vest as follows: 50,000 immediately and the remaining 50,000 shall vest 5,000 per month for each month thereafter until all 50,000 remaining options are vested. XRG agrees to provide R&R and Francis piggyback registration rights for the shares underlying the options and, to the extent legally allowable, to include the shares underlying such options in a Form S-8 Registration Statement, if XRG files a Form S-8.

ARTICLE VI
RESOLUTIONS OF ISSUES

6.1 R&R and XRG personnel will work together to obtain timely resolution of any problems arising under this Agreement. In the event that any service level or similar issue relating to Services provided by R&R cannot be resolved in a timely manner by

R&R and XRG personnel, resolution of the issue shall be referred to the appropriate R&R managers and the Board of Directors of XRG.

ARTICLE VII
CONFIDENTIALITY/RIGHT OF FIRST REFUSAL

7.1 Each party shall hold, and shall cause its employees, accountants, attorneys and other authorized representatives to hold, in confidence, and shall otherwise not disclose to anyone other than each of their respective accountants, attorneys and other authorized representatives, together with such other individuals or organizations as may from time to time be authorized in writing by the other party or as may otherwise be required by any administrative body or required by law, all documents, records, data and information of each party (“Confidential Information”) disclosed by such party to the other party in connection with the performance of this Agreement. Confidential Information shall not include information that (i) is already or otherwise becomes publicly available through no act of receiving party; (ii) is lawfully received by receiving party from third parties subject to no restriction of disclosure; or (iii) can be shown by receiving party to have been independently developed by such party. Each party shall promptly notify the other party of any subpoena or other request or demand made to such party seeking documents, records, data or information concerning the other party or the Services provided hereunder, and shall resist production of any such materials consistent with its obligations pursuant to this Article. No party shall use the Confidential Information of any other party except to exercise its rights and perform its obligations hereunder.

7.2 The parties agree that XRG shall have a right of first refusal on any new agency, terminal or asset-based acquisitions that are identified by Larry Barry. R&R agrees to provide the services for any such new businesses pursuant to the terms and conditions of this Agreement, or as otherwise agreed to by the parties. In addition, R&R agrees that in the event of termination of this Agreement that it shall not solicit any of the terminals or customers of XRG, other than R&R Express International, Inc. for a period of twenty-four (24) months after the date of termination.

ARTICLE VIII
AUDIT OF RECORDS

8.1 At any time, but not later than two (2) years after a payment is made under this Agreement, XRG may audit the statements of accounts and other substantiating documentation of R&R relating to such payment. Each payment previously made shall be subject to a decrease to the extent that any amount is found not to have been properly payable or to an increase for any underpayments that are discovered.

ARTICLE IX
MISCELLANEOUS

9.1 Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

9.2 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties any remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

9.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to those matters.

9.4 Assignment; Amendment; Waiver. This Agreement is not assignable by R&R without the prior written consent of XRG. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

9.5 Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws. Any action, suit or proceeding arising out of or relative to this Agreement or the relationship of the parties shall be instituted only in the state or federal courts located in Pinellas County, Florida, and each party waives any objection to such venue or jurisdictional court in any action, suit, or proceeding.

9.6 Costs and Attorneys’ Fees. If the obligations of the parties expressed herein are the subject of litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys’ fees and costs of appeal.

9.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.8 Notices. Any notice or approval required or permitted under this Agreement, whether delivered by hand, electronic facsimile or mail, shall be in writing and shall be sent to the following addresses or to any other address designated by prior written notice:

     If to XRG:

XRG, Inc.
601 Cleveland Street, Suite 820
Clearwater, FL 33755-4169
Facsimile: (727) 475-3066
Attention: Board of Directors

     If to R&R:

R&R Express, Inc.
#3 Crafton Square
Pittsburgh, PA 15205
Facsimile: (412) 920-1899
Attention: President

9.9 Further Actions. The parties agree to take such further actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

9.10 This Agreement supersedes any previous oral or written agreements or understandings between the parties hereto. This written agreement represents the final agreement and understanding between the parties. The parties hereto release each other from any obligations or liabilities, including any severance payments, under any pre-existing employment contracts, service agreements or other arrangements.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of XRG and R&R by their duly authorized representatives, and by Francis on his own behalf, all as of the date and year first above written.

XRG, Inc.		R&R EXPRESS, INC.

By:		By:	/s/ Richard S. Francis

Print Name:		Print Name: Richard S. Francis
Title:		Title: President

XRG G&A, INC.		RICHARD FRANCIS

By:	/s/ Richard Francis	/s/ Richard Francis

Print Name: Richard Francis
Title: President